UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 1, 2005

(Date of Earliest Event Reported)

VALENTIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	0-22987	(I.R.S. Employer Identification No.)

863A Mitten Road

Burlingame, California 94010

(Address of Principal Executive Offices)

(650) 697-1900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 1, 2005, the Compensation Committee of the Board of Directors of Valentis, Inc. (“Valentis” or the “Company”) authorized the payment of certain cash and stock bonuses to the Company’s named executive officers. The stock bonuses are subject to forfeiture in the event of termination of the officer’s status as an employee, director or consultant. The Compensation Committee approves the compensation of the Company’s executive officers and administers the Valentis Amended and Restated 1997 Equity Incentive Plan (the “Plan”) pursuant to which the stock bonuses were awarded.

The Company entered into Stock Bonus Award Agreements on July 1, 2005 with regard to the stock bonuses.  Each of the Stock Bonus Agreements are identical in all material respects, except as to the executive officer who is a party thereto and the number of shares granted.  The following is a brief description of the terms and conditions of the Stock Bonus Award Agreements, which description is qualified in its entirety by reference to the full text of the underlying agreement which has been filed as an exhibit hereto.

Pursuant to the Stock Bonus Award Agreements, Benjamin F. McGraw, III, Pharm.D., the Company’s President and Chief Executive Officer, John J. Reddington, Ph.D., DVM, the Company’s Chief Operating Officer, and Joseph A. Markey, the Company’s Vice President, Finance and Administration, were issued 59,464, 29,507 and 17,839 shares, respectively, of the Company’s common stock on July 1, 2005.  All of the shares are subject to forfeiture in the event that the officer’s continuous status as an employee, director or consultant  terminates for any reason, including as a result of the officer’s death or disability.  The forfeiture restrictions lapse over a 2 year period following the issuance date, subject to the officer’s continuous status as an employee, director or consultant on such dates.  In the event of a change of control (as defined in the Plan), the forfeiture restriction automatically lapses if and to the same extent that the vesting of outstanding options held by the executive officer would accelerate in connection with such transaction as provided in the Plan.  Dr. Reddington and Mr. Markey also received cash bonus awards of $22,950 and $13,875, respectively.

In connection with the appointment of Dr. Reddington as the Chief Operating Officer of Valentis as discussed below, the Compensation Committee approved an increase in Dr. Reddington’s annual base salary to $275,000, effective July 1, 2005.

Item 5.02               Appointment of Principal Officer.

On July 1, 2005, the Company issued a press release announcing that it had promoted John J. Reddington, Ph.D., D.V.M., to the newly created position of Chief Operating Officer, the Company’s principal operating officer.  Prior to joining Valentis, Dr. Reddington served as President and Chief Executive Officer of DiagXotics, Inc., a privately held veterinary biotechnology company for 15 years.  The information required by this Item is incorporated by reference from Item 1.01 and our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 29, 2004, except that Dr. Reddington is now 51 years old.  Since the date of that Proxy Statement, we have not entered into any transactions with Dr. Reddington of the sort described under Item 404(a) of Regulation S-K except for the transactions described in Item 1.01 and regular compensation payments.  The Company does not have any employment agreement with Dr. Reddington.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Form of Stock Bonus Award Agreement.
99.1	Press Release, dated as of July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2005

VALENTIS, INC.

By:	/s/ JOSEPH A. MARKEY
Joseph A. Markey
Vice President of Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Bonus Award Agreement.
99.1	Press Release, dated as of July 1, 2005.